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                                                               EXHIBIT 11.1

                DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES

              CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE


                                           1994        1995         1996
                                       ------------ -----------  -----------

Net income                              $9,780,124  $19,149,557  ($2,034,243)
                                       ------------ -----------  -----------
                                       ------------ -----------  -----------

Weighted average number of:
  Common shares outstanding              6,691,270    7,025,891    7,340,029
  Dilutive common equivalents               36,678      281,124       28,553
                                       ------------ -----------  -----------
Total                                    6,727,948    7,307,015    7,368,582
                                       ------------ -----------  -----------
                                       ------------ -----------  -----------
Earnings per share                           $1.45        $2.62       ($0.28)
                                       ------------ -----------  -----------
                                       ------------ -----------  -----------

Earnings per share assuming full dilution are identical to primary earnings per share.